SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Seagate Technology Holdings

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	98-0232277
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman Cayman Islands	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-100513

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered

Common Shares, par value $0.00001 per share	New York Stock Exchange, Inc.

Securities to be Registered Pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

On December 6, 2002, the registrant filed with the Securities and Exchange Commission (the “Commission”) Amendment No. 4 to its registration statement on Form S-1, file no. 333-100513 (as amended, the “S-1 Registration Statement”), with respect to its common shares, par value $0.00001 per share. The securities to be registered pursuant to this registration statement on Form 8-A are described in the “Description of Share Capital” section of the S-1 Registration Statement, and such description is incorporated herein by reference to such section.

Item 2.    Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

3.1
Form of Second Amended and Restated Memorandum of Association of Seagate Technology (incorporated herein by reference to Exhibit 3.1 to amendment no. 3 to the registrant’s registration statement on Form S-1, file no. 333-100513, filed with the Commission on November 27, 2002)

3.2
Form of Second Amended and Restated Articles of Association of Seagate Technology (incorporated herein by reference to Exhibit 3.2 to amendment no. 3 to the registrant’s registration statement on Form S-1, file no. 333-100513, filed with the Commission on November 27, 2002)

4.4
Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.4 to amendment no. 1 to the registrant’s registration statement on Form S-1, file no. 333-100513, filed with the Commission on November 8, 2002)

4.5
Form of Shareholders Agreement by and among Seagate Technology Holdings, New SAC, Silver Lake Technology Investors Cayman, L.P., Silver Lake Investors Cayman, L.P., Silver Lake Partners Cayman, L.P., SAC Investments, L.P., August Capital III, L.P., J.P. Morgan Partners, L.L.C., GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, Stone Street Fund 2000 L.P., Bridge Street Special Opportunities Fund 2000, L.P., Staenberg Venture Partners II, L.P., Staenberg Seagate Partners, LLC, Integral Capital Partners V, L.P., Integral Capital Partners V Side Fund, L.P. and the Shareholders listed on the signature pages thereto (incorporated herein by reference to Exhibit 4.5 to amendment no. 4 to the registrant’s registration statement on Form S-1, file no. 333-100513, filed with the Commission on December 6, 2002)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	December 6, 2002	SEAGATE TECHNOLOGY HOLDINGS

		By:	/s/ STEPHEN J. LUCZO
			Name:	Stephen J. Luczo
			Title:	Chief Executive Officer